UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Acacia Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts		01754
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	ACIA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 1, 2021, Acacia Communications, Inc., a Delaware corporation (the “Company”), completed its previously announced transaction to be acquired by Cisco Systems, Inc., a Delaware corporation (previously a California corporation until its reincorporation in Delaware) (“Parent”) pursuant to the Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”), dated as of January 14, 2021, by and among the Company, Parent and Amarone Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Amended and Restated Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2021, the Merger was consummated and, in accordance with the Amended and Restated Merger Agreement, each share of the Company’s common stock (the “Common Stock” and each, a “Share”) issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares held in the treasury of the Company or owned by the Parent or any direct or indirect wholly owned subsidiary of the Company or subsidiary of Parent immediately prior to the Effective Time, all of which were canceled at the Effective Time, and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $115.00 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), and each former holder of such Shares ceased to have any rights with respect thereto, except the right to receive the Merger Consideration.

At the Effective Time, each outstanding and unexercised vested stock option, vested restricted stock unit and vested performance stock unit terminated and was converted into the right to receive from Parent an amount of cash, without interest, equal to (i) in the case of each stock option, the excess, if any, of the Merger Consideration over the exercise price of such option, and (ii) in the case of each restricted stock unit and performance stock unit, the Merger Consideration (in each case, the “Cash-Out Amount”), subject to all applicable tax withholding. At the Effective Time, each outstanding and unexercised unvested stock option, unvested restricted stock unit and unvested performance stock unit was converted into and substituted for the right to receive from Parent the applicable Cash-Out Amount for such equity award, payable in accordance with the original vesting schedule of such equity award (including any applicable terms relating to accelerated vesting of the equity award under the terms of the Company’s Amended and Restated Severance and Change in Control Benefits Plan and any scheduled retention agreement, after giving effect to any applicable employment offer documents received from Parent), subject to all applicable tax withholding.

The aggregate consideration paid by Parent in the Merger was approximately $4.5 billion on a fully diluted basis, net of cash and marketable securities. Parent funded the payment of the aggregate consideration through its cash-on-hand.

The foregoing description of the Merger and the Amended and Restated Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2021 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on March 1, 2021 of the consummation of the Merger and requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock, which traded under the symbol “ACIA,” will cease trading on Nasdaq prior to the open of trading on March 1, 2021. The Company intends to file with the SEC a certification and notice on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Messrs. Roche, Aldrich, Chung, Mikkelsen, Richie and Reiss and Ms. Pang resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. These resignations were not a result of any disagreement between the Company and any of such directors on any matter relating to the Company’s operations, policies or practices. Immediately following the Effective Time, Mr. Shanmugaraj continued to serve as a director of the Board of Directors of the Company (as the surviving corporation) (the “Surviving Company Board”) and Mr. Gavin was appointed as a director of the Surviving Company Board. Messrs. Shanmugaraj and Gavin will resign as directors of the Surviving Company Board on March 1, 2021 immediately following the filing of the Company’s Annual Report on Form 10-K and Parent will appoint the directors of Merger Sub as of immediately prior to the Effective Time as the new directors constituting the Surviving Company Board.

At the Effective Time and by operation of the Amended and Restated Merger Agreement, each of Messrs. Fisher, Mikkelsen and Shah no longer serve as officers of the Company. Immediately following the Effective Time, Messrs. Shanmugaraj, Gavin and Murphy continued to serve as officers of the Company (as the surviving corporation). Mr. Murphy will resign as an officer of the Company (as the surviving corporation) on March 1, 2021 immediately following the filing of the Company’s Annual Report on Form 10-K and the new Surviving Company Board will cause certain officers of the Company to continue as officers of the Company (as the surviving corporation) and appoint officers of Merger Sub as of immediately prior to the Effective Time as new officers of the Company (as the surviving corporation).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Amended and Restated Merger Agreement, at the Effective Time, (i) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time was amended and restated in its entirety, and such amended and restated certificate of incorporation became the certificate of incorporation of the Company (as the surviving corporation) and (ii) the bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in their entirety, and such amended and restated bylaws became the bylaws of the Company (as the surviving corporation). A copy of the amended and restated certificate of incorporation and a copy of the amended and restated bylaws of the Company (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders of the Company held on March 1, 2021 (the “Special Meeting”), the Company’s stockholders voted on the proposals set forth below relating to the Amended and Restated Merger Agreement. The proposals are described in detail in the Company’s definitive proxy statement filed with the SEC on February 8, 2021 (as amended or supplemented thereafter, the “Proxy Statement”) and first mailed to the Company’s stockholders on February 8, 2021. The final voting results regarding each proposal are set forth below. There were 42,608,420 shares of Company common stock outstanding and entitled to vote on the record date for the Special Meeting, and 29,294,132.14 shares of company common stock were represented virtually or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. To adopt the Amended and Restated Merger Agreement.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
29,189,813.14	27,376.00	76,943.00

Proposal No. 2. To approve, on a nonbinding advisory basis, the compensation that may be payable to the Company’s named executive officers in connection with the Merger as reported in the Proxy Statement in the section entitled “Compensation Payable to our Named Executive Officers.”

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
26,931,082.05	2,190,673.00	172,377.09

Proposal No. 3. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Amended and Restated Merger Agreement.

This proposal was approved by the requisite vote of the Company’s stockholders, but adjournment of the Special Meeting was unnecessary because there was a quorum present and there were sufficient votes received at the time of the Special Meeting to approve the proposal to adopt the Amended and Restated Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of January 14, 2021, by and among the Company, Parent, and Merger Sub (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 14, 2021).*

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021	ACACIA COMMUNICATIONS, INC.

	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Chief Legal Officer and Secretary